COPY
ORIGINAL FILED

MAR 2 7 2007

THOMAS R. FALLQUIST
SPOKANE COUNTY

GREGORY M. WILSON
Attorney at Law
18610 East 32nd Avenue
Greenacres, WA 99016
Tel. (509) 891-8373
Fax. (509) 891-8382

Attorney for Petitioner

IN THE SUPERIOR COURT OF THE STATE OF WASHINGTON

IN AND FOR THE COUNTY OF SPOKANE

In Re: SILVER HILL MINES, INC., a Washington Corporation,	Case No.: No. 07201328-2 MEMORANDUM OF POINTS AND AUTHORITIES

Silver Hill Mines, Inc., a Washington Corporation, (the "Company") is a dormant public company with approximately 1,787 shareholders of record (Exhibit "A"). The Company's registered office is located in Spokane County, Washington. (Exhibit "B") The Company was incorporated in 1961. (Exhibit "C") The last shareholders' meeting was held in 1984, pursuant to Spokane County Superior Court Order. (Exhibit "D") Since the date of the last meeting the

Company has not held an annual meeting. (See Affidavit of Mark Robbins)

Pursuant to RCW 23B.07.030 (1), failure to hold an annual meeting gives rise to the right of a shareholder to apply for a court-ordered meeting. For a delinquent annual meeting, a shareholder may bring a court action at the earlier of (1) six months after the end of the corporation's fiscal year and (2) 15 months after its last annual meeting RCW 23B.07.030 (1)(a). Since it has been approximately twenty-three years since the last Silver Hill Mines, Inc. Annual Meeting, the superior court in which the corporation's registered office is located may summarily order a meeting to be held.

The court may, pursuant to RCW 23B.070.030(2), "… fix the time and place of the meeting, determine the shares and shareholders entitled to participate in the meeting, specify a record date for determining shareholders entitled to notice of and to vote at the meeting, prescribe the manner, form, and content of the meeting notice, fix the quorum required for specific matters to be considered at the meeting, or direct that the votes represented at the meeting constitute a quorum for action on those matters, and enter other orders necessary to accomplish the purpose or purposes of the meeting."

In the instant case, the petitioner is asking the court to grant orders which the Court is statutorily empowered to exercise. Due to the fact that it has been approximately 23 years since the annual shareholder meeting, it is

Gregory M. Wilson
Attorney at Law
18610 East 32nd Avenue
Greenacres, WA 99016
Tel. (509) 891-8373

likely that many of the Company's shareholders are deceased or have moved. It is likely that a sufficient number of shares will not be present at the meeting to have a quorum or to conduct any business.

It is therefore requested, that the Court use its discretion and (1) set a time, date and place for an Annual Meeting of the Shareholders, (2) set the quorum requirements, record date and notice content for the Annual Meeting, and (3) appoint independent trustee to vote the shares of missing, lost or deceased shareholders in order that the Company is able to accomplish the purposes of the Annual Meeting of the Shareholders of Silver Hill Mines, Inc.

DATED this 26th day of March, 2007.

GREGORY M. WILSON
Attorney at Law
WSBA# 19591

Gregory M. Wilson
Attorney at Law
18610 East 32nd Avenue
Greenacres, WA 99016
Tel. (509) 891-8373

STATE OF WASHINGTON

MASTER LICENSE SERVICE

PO Box 9034 • Olympia, WA 98507-9034 • (360) 664-1400

REGISTRATIONS AND LICENSES

Unified Business ID #: 601 333 876
Business ID #: 1

Expires: 03-31-2008

SILVER HILL MINES, INC.
2802 S MAN O' WAR LN
VERADALE WA 99037

Domestic Profit Corporation
Renewed by Authority of Secretary of State

The licensee named above has been issued the business registrations or licenses listed. By accepting this document the licensee certifies the information provided on the application for these licenses was complete, true, and accurate to the best of his or her knowledge, and that business will be conducted in compliance with all applicable Washington state, county, and city regulations.

Elizabeth A. Luce
Director, Department of Licensing

Gregory M. Wilson
Attorney at Law
18610 East 32nd Avenue
Greenacres, WA 99016
Tel. (509) 891-8373

EXHIBIT C

Filing No. 153478

DOMESTIC

United States of America

State of Washington

DEPARTMENT OF STATE

I, VICTOR A. MEYERS, Secretary of State of the State of Washington, do hereby certify that

ARTICLES OF INCORPORATION

OF THE

SILVER HILL MINES, INC.

a Domestic Corporation, of Spokane, Washington, was, on the 27th day of March, A. D. 19 61, at 10:24 o'clock A. M., filed for record in this office and now remains on file herein.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed hereto the Seal of the State of Washington. Done at the Capitol, at Olympia, this 27th day of March, A. D. 1961.

Victor A. Meyers

VICTOR A. MEYERS, Secretary of State

By Joan C. Dunbar

Assistant Secretary of State.

EXHIBIT D

FILED

MAY 22 1984

SECRETARY OF STATE
STATE OF WASHINGTON

AMENDMENT TO THE ARTICLES OF INCORPORATION

OF

SILVER HILL MINES, INC.

Articles of Amendment of the Articles of Incorporation of SILVER HILL MINES, INC. are herein executed by said Company and by the Superior Court of Spokane County, Washington, pursuant to the Revised Code of Washington, 23A.16.040, 23A.16.050 and 23A.08.305, as follows:

1. The name of the Corporation is SILVER HILL MINES, INC.

2. The amendment to Article SIXTH of the Articles of Incorporation of said Company is as follows:

"The capitalization of the company shall be divided into fifty million shares of $0.001 par value common non-assessable stock. Each and every share of stock shall have the smae rights and privileges as those enjoyed by each and every other share."

3. The date of the adoption of said amendment by the stockholders of the Company was May 11, 1984.

4. The number of shares issued and outstanding of said Company is 9,662,974 of the authorized 10,000,000 shares.

The number of shares entitled to vote on said amendment was 9,662,974.

5. The number of shares voted for and against said amendment respectively were as follows:

FOR: 2,221,163 AGAINST: 245,000

6. As instructed by the Superior Court in and for the State of Washington, County of Spokane, the Trustee appointed by the Court, Terrence J. Dunne, voted 7,097,811 shares for the Amendment of the Articles of Incorporation, representing the missing shareholders and those who did not attend the meeting or send in a proxy, insuring a vote in excess of two-thirds in favor of the amendment.

DATED at Spokane, Washington, this 11th day of May, 1984.

SILVER HILL MINES, INC.

By Robert C. Gillingham
President

By R. M. Swanson
Assistant Secretary

STATE OF WASHINGTON)
)ss
County of Spokane)

On this 11th day of May, 1984, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared ROBERT C. GILLINGHAM and RAY M. SWANSON, to me known to be the President and Secretary, respectively, of SILVER HILL MINES, INC., the corporation that executed the foregoing instrument and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they are authorized to execute the said instrument.

WITNESS my hand an official seal hereto affixed the day and year first above written.

Audrey J. Padrta
NOTARY PUBLIC in and for the State of Washington, residing at Spokane